Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melanie Pearman

Assistant Vice President

(336) 369-0988

melanie.pearman@newbridgebank.com

NewBridge Bancorp Makes Key New Hires:

Establishes Regional Middle-Market Banking Group

GREENSBORO, N.C., July 18, 2014 -- NewBridge Bancorp (NASDAQ: NBBC) (the “Company”) announced today that NewBridge Bank (“the Bank”) has launched a middle-market banking group and hired an experienced commercial banking and treasury services team to support this new line of business. This six-person team of seasoned banking professionals will focus on companies generating annual revenue from $25 million to $250 million throughout the Carolinas from the Bank’s current office in Charlotte, North Carolina, and a new office in Greenville, South Carolina.

Additionally, the Bank plans to expand the middle-market banking team in the Piedmont Triad region of North Carolina, where the Company and Bank are headquartered, and in the attractive Triangle region of North Carolina, where the company recently completed its acquisition of CapStone Bank. The Bank may also target other vibrant markets in the Carolinas and Virginia in the future.

This powerful, dynamic new team brings to the Company extensive large and regional commercial banking experience and proven results building middle-market banking business and treasury services throughout the Southeast.

Pressley A. Ridgill, President and Chief Executive Officer of the Company and the Bank, commented: “We are excited to enter an attractive middle-market banking segment. NewBridge Bank is expanding its commercial banking capabilities by hiring dedicated resources to provide premier financial services to middle-market companies. With consolidation in the banking industry and the evolving strategies of the larger national banks, we feel the middle-market sector represents an underserved market segment. We now have specialized expertise and the ability to provide customized banking solutions, including direct and syndicated lending services, and highly tailored treasury management capabilities to thriving middle market companies.

“As we have expanded the NewBridge Bank franchise throughout key North Carolina and contiguous regional markets, our driving focus has been to lead with hiring the top individuals in their fields. The middle-market commercial banking professionals we have assembled have demonstrated results throughout their individual careers, and as a team.”

From the Bank’s Charlotte office, this team will be led by Michael “Mike” J. McMahan, Executive Vice President and Director of Middle-Market Banking Group and Treasury Services. He brings to NewBridge Bank decades of large and regional bank experience, including 20-plus years at Bank of America, where he managed professionals in origination, underwriting and syndication of opportunities and relationships in the large corporate banking, middle-market and large ticket lease finance sectors on a national basis. He most recently served as Head of Wholesale Banking Group, Specialty Finance, Treasury and Information Management, and Capital Solutions for a regional bank headquartered in the Southeast.

Thomas “Tommy” E. DeMint, III will be based out of Greenville, South Carolina and serve as Senior Vice President and Head of Middle-Market Banking Group in South Carolina, and as Head of Syndicated Finance. DeMint’s background includes tenures with Bank of America and Wachovia Bank as a senior member of the Middle-Market Capital team responsible for originating, syndicating, purchasing and managing a billion dollar portfolio of middle-market corporate loans across a national footprint. Throughout his career, DeMint has focused on structuring and syndicating middle-market and large corporate financings across a broad spectrum of industries. He maintains a diverse network of corporate, private equity, traditional and specialty lending relationships in the middle-market segment.

Joining McMahan in Charlotte will be Robert “Bob” C. Beggs, Walter V. Bridgeman, Joseph “Joe” P. Watkins, Jr. and Mark A. Schuch.

Beggs will serve as Senior Vice President and Senior Relationship Manager. His vast 30-year banking career includes serving as Senior Vice President and Senior Relationship Manager in commercial banking for Wells Fargo Bank, and roles as a Vice President and Commercial Development Officer. His primary career focus has been and will be serving middle-market companies.

Bridgeman joins NewBridge Bank as Senior Vice President and Head of Treasury Services. He will manage the development and leadership of a best-in-class treasury services team with enhanced product offerings tailored specifically for middle-market, commercial, private and business banking clients. His treasury sales experience includes nearly two decades with Bank of America serving middle market clients as well as RBC Bank, where he specialized in providing treasury management services for international subsidiaries.

Watkins, Jr. joins NewBridge Bank as Director of Product Management for Treasury Services, bringing more than 20 years of experience with Bank of America and BB&T managing treasury products, payments and commercialized cash flow solutions for a wide range of small, middle-market and global corporations.

Schuch will serve as Product Manager for Treasury Services. His career at Bank of America and BB&T includes extensive collaboration with large and middle-market corporations to build and manage automated collections, payments, cash management and operations.

Spence H. Broadhurst, Senior Executive Vice President and Chief Banking Officer, who oversees the Bank’s distinct lines of business, concluded: “With established and extensive contacts and experience serving the middle-market sector, we anticipate this team will start generating results immediately.”

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol "NBBC."

NewBridge Bank is one of the largest community banks in North Carolina. NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank currently has assets of approximately $2.4 billion with 40 branches and several loan production offices throughout North Carolina.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management's current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding the acquisitions of Security Savings Bank and CapStone Bank and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge's filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

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